Jeremy Bohbot Barrister & Solicitor Notary Public	700 West 16th Avenue Vancouver BC Canada V5Z 1S7

March 3, 2010

United States Securities and Exchange Commission
100 F Street, North East
Washington, D.C. 20549

Dear Sirs and Mesdames:

Re:  Neurokine Pharmaceuticals Inc.
    Registration of 50,200 Shares of Common Stock on Form S-1/A

I hereby consent to the filing of my opinion dated August 4, 2009 as an exhibit to the registration statement of Neurokine Pharmaceuticals Inc., a British Columbia corporation, on Form S-1 Amendment # 2.

Yours truly,

/s/  Jeremy Bohbot
Jeremy Bohbot, Barrister and solicitor

Member of the Law Society of British Columbia